Exhibit 23.4



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report, based on our audit and the report of other auditors, on the supplemental consolidated financial statements of Activision, Inc. incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP

Los Angeles, California
January 6, 1998